EXHIBIT 10.12

              JOINT INVESTMENT AND NON-COMPETITION AGREEMENT
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      THIS JOINT INVESTMENT AND NON-COMPETITION AGREEMENT (this "Agreement")
is made as of this 17th day of June, 1997 by and among RCN Telecom Services of Massachusetts, Inc., a Massachusetts corporation ("RCN-Sub"), BecoCom, Inc., a Massachusetts corporation ("BecoCom"), and RCN-BecoCom, LLC, a Massachusetts limited liability company (the "Company").

      WHEREAS, RCN-Sub and BecoCom have entered into that certain Amended and Restated Operating Agreement of the Company of even date herewith (the "Operating Agreement"), setting forth the terms and conditions that will govern the operation of the Company; and

      WHEREAS, Boston Edison Company, a Massachusetts corporation ("BECO"), and C-Tec Corporation, a Delaware corporation and indirect corporate parent of RCN-Sub ("C-Tec"), have each executed instruments of adherence with respect to certain provisions hereof; and

      WHEREAS, RCN-Sub and BecoCom wish to establish the relationship to exist between them with respect to any markets in New England (but outside the Relevant Market) in which the Company develops a business which would (i) create, own and operate a communications network and (ii) provide voice, video, data, other communications services and the communications support component of energy-related customer services (collectively, the "Services"); and

      WHEREAS, RCN-Sub, BecoCom and the Company wish to establish the exclusivity of the Company for the provision of Services in the Relevant Market; and

      WHEREAS, terms not defined herein shall have the meaning given to them in the Operating Agreement;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.    Additional Markets Entered by RCN-Sub.

            (a) If RCN-Sub or any Affiliate of RCN-Sub (each, an "RCN Entity") provides, or proposes to provide, Services in any market in Maine, New Hampshire, Vermont, Massachusetts (but outside the Relevant Market),
Rhode Island or Connecticut through an Entity in which an electric utility company (an "Electric Utility Company") or any Affiliate of an Electric
Utility Company is a joint venturer or participant with an RCN Entity (the
"New Business"), the RCN Entity shall use its best efforts to offer BecoCom, or to cause BecoCom to be offered, the opportunity to acquire an equity interest in the New Business. Such offer shall be set forth in writing delivered by the RCN Entity to BecoCom, describing the New Business, and the economic basis on which the New Business will be developed. Within 30 days following receipt of such offer, BecoCom may notify the RCN Entity of its election to acquire an equity interest in the New Business, and specifying a percentage (but not greater than 20%) that it wishes to acquire in the New Business. Failure to deliver such notice shall be deemed an election not to acquire an interest in the New Business.

            (b) Upon the RCN Entity's receipt of BecoCom's notice as aforesaid, the RCN Entity and BecoCom shall commence good faith negotiations to establish the terms of BecoCom's investment in the particular New Business on the same economic terms as those of the RCN Entity, taking into account non-cash contributions by the RCN Entity, and BecoCom's investment shall be conditioned on the execution of a definitive agreement setting forth such terms, subject to the following:

                  (i) BecoCom will execute a voting agreement with the RCN Entity in which BecoCom will agree to vote its equity interest in the New Business on all operational or governance matters as directed by the RCN Entity, except for any matter which materially adversely affects BecoCom (it being agreed that a material adverse effect on the New Business does not, of itself, constitute a material adverse effect on BecoCom);

                  (ii) unless otherwise agreed, the New Business shall be established through a legal entity separate from the Company and shall operate independently from the Company, provided that the RCN Entity and BecoCom and personnel of the RCN Entity and BecoCom may provide services to both the Company and the New Business, so long as the provision of such services does not impair the ability of the RCN Entity or BecoCom and their respective personnel to fulfill their obligations to the Company under the Operating Agreement and the other Basic Agreements; and

                  (iii) BecoCom's opportunity to acquire an interest in the New
            Business shall be subject to the Electric Utility Company involved in the New Business not objecting to BecoCom's involvement in the New Business provided, however, that the RCN Entity shall (A) act in good faith and use its best efforts to overcome any such objection, (B) consult with BecoCom with respect to strategy as to how to overcome any such objection and (C) keep BecoCom advised as to the progress of such negotiations.

            (c) This Section 1 shall terminate upon (i) the latest to occur of (A) 5 years from the date hereof or, (B) 2 years after the Investment Percentage of RCN-Sub or any Affiliate of RCN-Sub in the Company becoming less than 33 1/3% or (ii) the Investment Percentage of BecoCom or any Affiliate of BecoCom in the Company becoming less than 33 1/3%.

      2.    Non-Competition and Non-Solicitation.

            (a) Neither (i) BecoCom or any of its Affiliates nor (ii) RCN-Sub or any of its Affiliates shall, without the prior written consent of the other, directly or indirectly own, operate, manage, be employed by, be an agent of, act as a consultant for, financially support, or have a proprietary interest in, any enterprise or business which provides Services in the Relevant Market, except for activities currently engaged in by BecoCom or its Affiliates, as set forth in Schedule 2A hereto.

            (b) Each of BecoCom and RCN-Sub shall cause their respective Affiliates to comply with the provisions of this Section 2.

            (c) The provisions of this Section 2 shall terminate (i) as to RCN-Sub, two years after RCN-Sub no longer has any ownership interest in the Company or its successors, and (ii) as to BecoCom, two years after BecoCom no longer has any ownership interest in the Company or its successors.

      3. Representations and Warranties. Each of the parties hereto represents and warrants to the other that, as of the date hereof:

            (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed;

            (b) it has the power and authority to execute, deliver and perform its obligations under this Agreement; and such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies;

            (c) the execution, delivery and performance by it of this Agreement (i) do not contravene any provision of its organizational documents;
(ii) do not violate or conflict with any law, regulation or contractual restriction to which it is subject; and (iii) shall not result in the creation of, or violate or conflict with, any lien, mortgage, pledge or security interest or any other encumbrance upon or with respect to any of its properties;

            (d) no consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby; and

            (e) there is no action, suit, proceeding or investigation pending, or, to its knowledge, threatened, against or affecting it or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs its ability to enter into this Agreement, or to consummate the transactions contemplated hereby.

      4.    General.

            (a) Adherence of RCN Corporation. Contemporaneously with the consummation by C-Tec, of its intended tax-free corporate reorganization (the "Spin-Off") under Section 355 of the Internal Revenue Code of 1986, as amended, C-Tec shall cause RCN Corporation , a Delaware corporation and the entity which shall become the indirect corporate parent of RCN-Sub by virtue of the Spin-Off (or any entity which shall become such corporate parent), to become a party to this Agreement pursuant to an instrument of adherence in form and substance satisfactory to BecoCom.

            (b) Amendment. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by each of the parties hereto.

            (c) Binding Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties except to a Wholly Owned Affiliate of such party, provided, however, that each of the parties hereto shall remain obligated to each other party under the terms and conditions of this Agreement.

            (d) Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the laws of another jurisdiction. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.

            (e) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts shall be construed together and constitute the same instrument.

            (f) Notices. All notices, requests and other communications hereunder shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation), to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 4(f).

            If to RCN-Sub:

            c/o RCN Telecom Services, Inc.
            419 Boylston Street
            Boston, Massachusetts 02199
            Fax:  (617) 267-3499
            Attention: General Manager

            and

            C-TEC Corporation
            105 Carnegie Center
            Princeton, New Jersey 08540
            Fax:  (609) 734-0974 and (609) 734-3830
            Attention: Michael J. Mahoney and Raymond B. Ostroski, Esq.

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York  10022
            Fax: (212) 735-2000
            Attention: Stephen M Banker, Esq.

            If to BecoCom:

            c/o Boston Edison Company
            800 Boylston Street
            Boston, Massachusetts 02199
            Fax:  (617) 424-2733
            Attention:  Richard S. Hahn, Vice President
                        Neven Rabadjija, Esq., Assistant General Counsel

            with a copy to:

            Davis, Malm & D'Agostine, P.C.
            One Boston Place
            Boston, Massachusetts 02108
            Fax: (617) 227-3732
            Attention: Andrew B. White, Esq.

            If to the Company:

            RCN-BecoCom, LLC
            419 Boylston Street
            Boston, Massachusetts 02199
            Fax: (617) 267-3499
            Attention:  General Manager

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt, (ii) three business days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery the business day next following the day such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied.

            (g) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to such matters, whether oral or written.

            (h) Specific Performance. The parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith without the requirement of the aggrieved party showing the inadequacy of the available remedies at law. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a party may have under this Agreement, at law or in equity.

            (i) Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable limitations period has expired.

            (j) Interpretation. In any dispute concerning the construction or interpretation of any provision of this Agreement or any ambiguity hereof, there shall be no presumption that this Agreement or any provision hereof be construed against the party who drafted this Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    RCN TELECOM SERVICES OF MASSACHUSETTS, INC.


                                    By
                                       -----------------------------------
                                       Name:
                                       Title:


                                    BECOCOM, INC.


                                    By
                                       -----------------------------------
                                       Name:
                                       Title:


                                    RCN-BECOCOM, LLC


                                    By
                                       ------------------------------------
                                       Name:
                                       Title:




                                SCHEDULE 2A

        Activities Excluded from Scope of Non-Competition Provision

      Existing agreement between BECO and Teleport Communications Group ("TCG"), dated 11/29/95, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.

      Existing agreement between BECO and TCG, dated 4/30/96, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.

      Existing agreement between BECO and TCG, dated 8/21/96, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.

      Existing agreement between BECO and TCG, dated 9/1/96, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.

      Existing agreement between BECO and Metropolitan Fiber System, dated 11/30/93, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.


      Nothing in this Agreement shall prevent BecoCom or its Affiliates (or any successor thereto as owner of its electric transmission and distribution facilities) from (i) acting solely as a builder , lessor or licensor of sites for the location of wired or wireless communications facilities by third-party telecommunications services providers on a non-discriminatory basis, in the case of wired communications facilities to the extent required by law or regulation, or (ii) acting solely as a builder, lessor or licensor of facilities for the transmission of wired communications by third-party telecommunications services providers on a non-discriminatory basis, to the extent required by law or regulation.